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                                                                  Exhibit 10.10




                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 31, 1997 (the "Effective Date"), by and between TELXON CORPORATION, a Delaware corporation ("Telxon"), and TELANTIS CAPITAL, INC., a Florida corporation ("Purchaser").

         WHEREAS, Robert F. Meyerson ("Meyerson") is the sole shareholder of Purchaser.

         WHEREAS, Meyerson has served Telxon in various capacities since its founding, and most recently as its Chairman and Chief Executive Officer;

         WHEREAS, on February 26, 1997, Meyerson announced his retirement from Telxon;

         WHEREAS, while serving as an officer of Telxon, Meyerson instituted an aggressive program whereby Telxon invested in and acquired various technology companies, in order to provide Telxon with a competitive technology base and to enhance the value of Telxon through the appreciation of the value of these subsidiaries and investments;

         WHEREAS, one of these successful investments was Telesystems SLW Inc., which has become Telxon's wireless networking subsidiary, Aironet Wireless Communications, Inc. ("Aironet");

         WHEREAS, Telxon's outside Directors determined that it would be in the best interests of Telxon to permit Meyerson, at his election, to acquire up to ten percent (10%) of Telxon's holdings in Aironet, at a per share price equal to the current fair market value of the purchased shares;

         WHEREAS, Meyerson now desires to purchase, through Purchaser, such shares of Aironet;

         WHEREAS, there were and will be 8,085,000 shares of Aironet Voting Common Stock issued and outstanding immediately prior to consummating the transactions contemplated hereunder; and

         WHEREAS, the last valuation of Aironet performed by an independent third party investment banking firm, Houlihan Lokey Howard & Zukin, placed the fair market value of Aironet's common shares at $1.86 per share.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements hereinafter set forth, the parties, intending to be legally and equitably bound, hereby agree as follows:

         1. SALE AND PURCHASE OF SHARES. Subject to the terms and conditions hereof, Telxon shall sell, transfer and assign to Purchaser, at Purchaser's Florida address, and Purchaser shall


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purchase and acquire from Telxon, 808,500 shares of Aironet Voting Common Stock
(the "Purchased Shares"), for a purchase price of $1.86 per share for an aggregate purchase price of $1,503,810 (the "Purchase Price"). The Purchase Price shall be payable by Purchaser through its delivery to Telxon of a Promissory Note in the form attached hereto.

         2. PURCHASER REPRESENTATIONS AND WARRANTIES.

                  2.1 Purchaser understands that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser also understands that the Purchased Shares are being offered and sold pursuant to exemptions from registration contained in the Securities Act and applicable state securities laws based in part upon Purchaser's representations contained in this Agreement.

                  2.2 Purchaser understands and agrees that it bears the economic risk of this investment indefinitely unless and until the Purchased Shares acquired hereunder are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that Telxon has no present intention of registering the shares being sold hereunder. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of such shares.

                  2.3 Purchaser is acquiring the Purchased Shares for Purchaser's own account for investment only, and not with a view toward their distribution.

                  2.4 Purchaser represents that by reason of Meyerson's business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and can bear the risk of such investment without materially impairing its or Meyerson's financial condition. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

                  2.5 As the former Chairman and Chief Executive Officer of Telxon, Aironet's parent corporation, Meyerson is fully aware of all material information relating to Aironet, including its business and financial affairs, and has had full and free access to all such information. Meyerson has had an opportunity to discuss Aironet's business, management and financial affairs with directors, officers and management of Aironet and Telxon and has had the opportunity to review Aironet's operations and facilities. Meyerson also has had the opportunity to his satisfaction to ask questions of and receive answers from Telxon and Aironet and its management regarding the transactions contemplated hereby.

                  2.6 Purchaser is an "accredited investor" as that term is defined in Regulation D under the Securities Act; Meyerson, its sole shareholder is a natural person whose net worth, either individually or jointly with his spouse, at the same time of the Closing (defined below), exceeds $1,000,000, or is a natural person who had an individual income in excess of $200,000 or joint income with his spouse in excess of $300,000 in 1995 and 1996, and reasonably expects to have individual income reaching the same level

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         in 1997. In calculating net worth, Meyerson may include the estimated fair market value of the Meyerson's principal residence as an asset. In determining individual "income," Meyerson should add to Meyerson's individual adjusted gross income (exclusive of any spousal income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income, and should subtract any unrealized capital gain.

         3. CLOSING. The closing of the transactions contemplated hereunder (the "Closing") shall be held at such time and place as the parties may agree.

         4. CONDITIONS TO TELXON'S OBLIGATIONS. Telxon's obligation to sell the Purchased Shares at Closing is subject to the satisfaction, on or prior to Closing, of the following conditions, any one or more of which may be waived by it:

                  4.1 The representations and warranties made by Purchaser in
         Section 2 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date, and Purchaser shall have performed all obligations and conditions herein required to be performed or observed by him on or prior to Closing; and

                  4.2 At the time of Closing, the sale of the Purchased Shares shall be legally permitted by all laws and regulations to which Purchaser and Telxon are subject.

         5. ENTIRE AGREEMENT. This Agreement and any other writing specifically identified herein or specifically contemplated hereby, taken together, contain the entire agreement among the parties hereto with respect to Telxon's sale and Purchaser's acquisition of shares hereunder and supersedes all previous written or oral negotiations, commitments and writings with respect thereto.

         6. HEADINGS. The paragraph headings used herein are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or set forth the intentions of the parties.

         7. SURVIVAL. All agreements, obligations, warranties, and representations under this Agreement shall survive the Closing and any investigations made by the parties until March 31, 1998.

         8. GENDER AND NUMBER. When permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders or numbers, and each noun used in this Agreement, including each capitalized term defined herein, includes the same noun in other numbers.

         9. SUCCESSORS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, personal representatives, successors, and


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assigns of each party to this Agreement. Notwithstanding the foregoing, this
Agreement may not be assigned by either party.

         10. NO THIRD-PARTY BENEFIT. This Agreement is intended for the exclusive benefit of the parties to this Agreement and their respective successors and assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party.

         11. GOVERNING LAW. All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of the State of Ohio, without regard to conflict of laws principles.

         12. SEVERABILITY. The intention of the parties to this Agreement is to comply fully with all laws and public policies, and this Agreement shall be construed consistently with all laws and public policies to the extent possible. If any court of competent jurisdiction determines that it is impossible to construe any provision of this Agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way effect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

         13. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         14. STOCKHOLDERS AGREEMENT. At such time as Aironet and its stockholders enter into a stockholders agreement, Purchaser will be made a party to that agreement and the Purchased Shares will be made subject to that agreement. Until such a stockholders agreement is entered into (but not after), Purchaser has standard rights to have the Purchased Shares included in any registration statement filed by Aironet under the Securities Act in connection with its initial firm commitment underwritten public offering of its common stock ("IPO"). Further, until an IPO, Purchaser may subscribe for and purchase, at fair market value and on standard terms and conditions, newly issued shares of Aironet stock from Aironet, in an amount that prevents Purchaser's holdings in Aironet to fall below 10% of Aironet's issued and outstanding shares.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          Telxon Corporation

                                          By: /s/ Kenneth W. Haver
                                             ----------------------------------

                                          Its: Senior Vice President & Chief
                                               Financial Officer
                                               --------------------------------


                                          Telantis Capital, Inc.

                                          By: /s/ Adam Meyerson
                                             ----------------------------------

                                          Its: President
                                               --------------------------------

         For the purposes of Section 14 only, Aironet has caused this Agreement to be duly executed as of the day and year first above written.

                                          Aironet Wireless Communications, Inc.

                                          By: /s/ Kenneth W. Haver
                                             ----------------------------------

                                          Its: Treasurer
                                               --------------------------------



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